EXHIBIT 10.16

PEOPLESBANK, A CODORUS VALLEY COMPANY
DIRECTOR GROUP TERM REPLACEMENT PLAN

THIS PLAN, hereby made and entered into this 1st day of December, 1998, by and between PEOPLESBANK, A CODORUS VALLEY COMPANY, a Pennsylvania state bank located in York, Pennsylvania (the “Company”), CODORUS VALLEY BANCORP,INC. (the “Corporation”), and _______________________ (the “Participant”) selected to participate in this Plan.

INTRODUCTION

To encourage the individual to remain a director of the Company, the Company is willing to divide the death proceeds of a life insurance policy on the Director’s life. The Company will pay life insurance premiums from its general assets.

Article 1
General Definitions

The following terms shall have the meanings specified:

1.1       “Company” means PeoplesBank, A Codorus Valley Company.

1.2  “Corporation” means Codorus Valley Bancorp, Inc...

1.3        “Participant” means a member of the Board of Directors of the Company.

1.4  “Insurer” means the insurance company issuing the life insurance policy or policies on the life of the insured.

1.5  “Policy” or “Policies” means the individual insurance policy (or policies) issued by the Insurer for purposes of insuring a Participant’s life under this Plan.

1.6  “Insured” means the individual Director/Participant whose life is insured.

1.7       “Normal Retirement Age” means the earlier of (1) the Participant attaining the age of 70, or (2) the Participant’s age and Years of Service, when added together, totaling the sum of 75 or more.

1.8  “Termination of Service” means the Plan Participant ceasing to be a member of the Company’s Board of Directors for any reason whatsoever, other than by reason of an approved leave of absence.

Article 2
Policy Ownership/Interests

2.1       Company Ownership. The Company is the sole owner of the Policies and shall have the right to exercise all incidents of ownership. The Company shall be the direct beneficiary of an amount of death proceeds equal to the greatest of (1) the cash surrender value of the policies; (2) the aggregate premiums paid on the Policies by the Company less any outstanding indebtedness to the Insurer; or (3) the amount in excess of $100,000; provided, however, that if the Company owns more than one policy on a Participant’s life, all such Policies shall be aggregated in calculating the amount set forth in this item (3).

2.2       Participant’s Interest. The Participant shall have the right to designate the beneficiary of any remaining death proceeds of the Policies. The Participant shall also have the right to elect and change settlement options that may be permitted. Provided, however, the Participant, the Participant’s transferee or the Participant’s beneficiary shall have no rights or interests in the Policies with respect to that portion of the death proceeds designated in this section 2.2 upon the Participant’s Termination of Service prior to Normal Retirement Age.

Article 3
Premiums

3.1 Premium Payment. The Company shall pay any premiums due on the Policies.

3.2       Imputed Income. The Company shall impute income to the Participant in an amount equal to the current term rate for the Participant’s age multiplied by the aggregate death benefit payable to the Participant’s beneficiary. The “current term rate” is the minimum amount required to be imputed under Revenue Rulings 64-328 and 66-110, or any subsequent applicable authority.

Article 4
Assignment

4.1       The Participant may assign without consideration all interests in his or her Policy or Policies and in this Plan to any person, entity or trust. In the event the Participant transfers all of his or her interest in the Policy or Policies, then all of the Participant’s interest in such Policies and in the Plan shall be vested in the his or her transferee, who shall be substituted as a party hereunder, and the Participant shall have no further interest in the Policies or in this Plan.

Article 5
Insurer

5.1       The Insurer shall be bound only by the terms of the Policies. Any payments the Insurer makes or actions it takes in accordance with the Policies shall fully discharge it from all claims, suits and demands of all entities or persons. The Insurer shall not be bound by or be deemed to have notice of the provisions of this Plan. The Insurer shall have the right to rely on the Company’s representations with regard to any definitions, interpretations, or Policy interests as specified under this Plan.

Article 6
Claims Procedure

6.1 Claims Procedure. The Company shall notify any person or entity that claims a right to an interest against this Group Term Replacement Plan (the “Claimant”) in writing, within ninety (90) days of his or her written application for benefits, of his or her eligibility or ineligibility for benefits under this Plan. If the Company determines that the Claimant is not eligible for benefits or full benefits, the notice shall set forth (1) the specific reasons for such denial, (2) a specific reference to the provisions of this Plan on which the denial is based, (3) a description of any additional information or material necessary for the Claimant to perfect his or her claim, and a description of why it is needed, and (4) an explanation of this Plan’s claims review procedure and other appropriate information as to the steps to be taken if the Claimant wishes to have the claim reviewed. If the Company determines that there are special circumstances requiring additional time to make a decision, the Company shall notify the Claimant of the special circumstances and the date by which a decision is expected to be made, and may extend the time for up to an additional ninety-day period.

6.2 Review Procedure. If the Claimant is determined by the Company not to be eligible for benefits, or if the Claimant believes that he or she is entitled to greater or different benefits, the Claimant shall have the opportunity to have such claim reviewed by the Company by filing a petition for review with the Company within sixty (60) days after receipt of the notice issued by the Company. Said petition shall state the specific reasons which the Claimant believes entitle him or her to benefits or to greater or different benefits. Within sixty (60) days after receipt by the Company of the petition, the Company shall afford the Claimant (and counsel, if any) an opportunity to present his or her position to the Company orally or in writing, and the Claimant (or counsel) shall have the right to review the pertinent documents. The Company shall notify the Claimant of its decision in writing within the sixty-day period, stating specifically the basis of its decision, written in a manner calculated to be understood by the Claimant and the specific provisions of this Plan on which the decision is based. If, because of the need for a hearing, the sixty-day period is not sufficient, the decision may be deferred for up to another sixty-day period at the election of the Company, but notice of this deferral shall be given to the Claimant.

Article 7
Amendments and Termination

7.1       Except as provided in paragraph 8.1 of Article 8 herein, the Company may amend or terminate this Plan at any time. Unless otherwise agreed to by the Company and the Participant, the Participant’s participation in this Plan will automatically terminate upon the Participant’s Termination of Service prior to Normal Retirement Age.

Article 8
Miscellaneous

8.1 Option to Purchase. Notwithstanding anything herein to the contrary, if the Company decides to sell, surrender or transfer ownership of the Policies while this Plan is in effect, the Company shall first give notice of such intention to the Participant or the Participant’s transferee and shall allow the Participant or the Participant’s transferee the option to purchase the Policies for a period of sixty (60) days from written notice of such intention. The purchase price shall be an amount equal to the greater of the cash surrender value of the Policies or the aggregate premiums paid on the Policies by the Company less any outstanding indebtedness to the Insurer. This provision shall not impair the right of the Company to terminate this Plan. If the Participant or the Participant’s transferee does not exercise the option to purchase, the Company may sell, surrender or transfer ownership of the Policies; provided, however, that if the Participant has attained the Normal Retirement Age, the Company must provide an insurance policy comparable to cover the benefit provided under this Plan. The Participant or the Participant’s transferee shall not have an option to purchase, and the Participant or the Participant’s transferee shall forfeit all rights under the Plan in the event the Participant is subject to a final removal or prohibition order issued by an appropriate federal banking agency pursuant to Section 8(e) of the Federal Deposit Insurance Act or by the Pennsylvania Department of Banking pursuant to state law.

8.2  Binding Effect. This Plan in conjunction with each Split Dollar Endorsement shall bind each Participant and the Company, their beneficiaries, survivors, executors, administrators and transferees, and any Policy beneficiary.

8.3  No Guarantee of Service. This Plan is not a contract for director services. It does not give the Participant the right to remain a director of the Company, nor does it interfere with the Company’s right to remove the Participant. It also does not require the Participant to remain a director nor interfere with the Participant’s right to terminate his or her directorship at any time.

8.4   Applicable Law. The Plan and all rights hereunder shall be governed by and construed according to the laws of the Commonwealth of Pennsylvania, except to the extent preempted by the laws of the United States of America.

8.5      Reorganization. The Company shall not merge or consolidate into or with another company, or reorganize, or sell substantially all of its assets to another company, firm or person unless such succeeding or continuing company, firm or person agrees to assume and discharge the obligations of the Company.

8.6        Notice. Any notice, consent or demand required or permitted to be given under the provisions of this Plan by one party to another shall be in writing, shall be signed by the party giving or making the same, and may be given either by delivering the same to such other party personally, or by mailing the same, by United States certified mail, postage prepaid, to such party, addressed to his or her last known address as shown on the records of the Company. The date of such mailing shall be deemed the date of such mailed notice, consent or demand.

8.7       Entire Agreement. This Plan constitutes the entire agreement between the Company and the Participant as to the subject matter hereof. No rights are granted to the Participant by virtue of this Plan other than those specifically set forth herein.

8.8        Administration. The Company shall have powers which are necessary to administer this Plan, including but not limited to:

(a)	Interpreting the provisions of the Plan;

(b)	Establishing and revising the method of accounting for the Plan;

(c)	Maintaining a record of benefit payments; and

(d)	Establishing rules and prescribing any forms necessary or desirable to administer the Plan.

8.9       Named Fiduciary. For purposes of the Employee Retirement Income Security Act of 1974, if applicable, the Company shall be the named fiduciary and plan administrator under the Plan. The named fiduciary may delegate to others certain aspects of the management and operation responsibilities of the plan including the employment of advisors and the delegation of ministerial duties to qualified individuals.

IN WITNESS WHEREOF, the Company executes this Plan the day and year first above written.

COMPANY:

PEOPLESBANK, A CODOROUS VALLEY CO.

By

Title

CORPORATION:

CODOROUS VALLEY BANCORP, INC.

By

Title

SPLIT DOLLAR POLICY ENDORSEMENT
PEOPLESBANK, A CODORUS VALLEY COMPANY
DIRECTOR GROUP TERM REPLACEMENT PLAN

Policy No. _____________	Insured:

Supplementing and amending the application of ________________________, 1998, to ________ ______________________________________ (“Insurer”), the applicant requests and directs that:

BENEFICIARIES

1.   PEOPLESBANK, A CODORUS VALLEY COMPANY, a Pennsylvania state bank located in York, Pennsylvania (the “Company”), shall be the direct beneficiary of death proceeds equal to the greatest of (1) the cash surrender value of the policy; (2) the aggregate premiums paid on the Policy by the Company less any outstanding indebtedness to the Insurer; or (3) the amount in excess of $100,000.

2.   The beneficiary of any remaining death proceeds shall be designated by the Insured or the Insured’s transferee, subject to the provisions of paragraph (5) below.

OWNERSHIP

3.   The Owner of the policy shall be the Company. The Owner shall have all ownership rights in the Policy except as may be specifically granted to the Insured or the Insured’s transferee in paragraph (4) of this endorsement.

4.   The Insured or the Insured’s transferee shall have the right to assign all rights and interests in the Policy with respect to that portion of the death proceeds designated in paragraph (2) of this endorsement, and to exercise all settlement options with respect to such death proceeds.

5.        Notwithstanding the provisions of paragraph (4) above, the Insured or the Insured’s transferee shall have no rights or interests in the Policy with respect to that portion of the death proceeds designated in paragraph (2) of this endorsement if the Insured ceases to be a member of the Company’s Board of Directors for any reason whatsoever (other than by reason of a leave of absence which is approved by the Company), unless otherwise agreed to by the Company and the Insured.

MODIFICATION OF ASSIGNMENT PROVISIONS OF THE POLICY

Upon the death of the Insured, the interest of any collateral assignee of the Owner of the Policy designated in (3) above shall be limited to the portion of the proceeds described in paragraph (1) above.

OWNERS AUTHORITY

The Insurer is hereby authorized to recognize the Owner’s claim to rights hereunder without investigating the reason for any action taken by the Owner, including its statement of the amount of premiums it has paid on the Policy. The signature of the Owner shall be sufficient for the exercise of any rights under this Endorsement and the receipt of the Owner for any sums received by it shall be a full discharge and release therefore to the Insurer.

Any transferee’s rights shall be subject to this Endorsement.

Signed at ____________________, Pennsylvania, this _______ day of ______________, 1998.

COMPANY:

PEOPLESBANK, A CODORUS VALLEY COMPANY

By
Its

CORPORATION:

CODORUS VALLEY BANCORP, INC.

By
Its

The Insured accepts and agrees to the foregoing and, subject to the rights of the Owner as stated above, designates ____________________________________ as primary beneficiary and __________________________________ as secondary beneficiary of the portion of the proceeds described in (2) above.

Signed at ____________________, Pennsylvania, this ________ day of _____________, 1998.

THE INSURED:

EXHIBIT A

PEOPLESBANK, A CODORUS VALLEY COMPANY
DIRECTOR GROUP TERM REPLACEMENT PLAN

ELECTION TO PARTICIPATE

I, _______________, an eligible Participant of the Peoplesbank, a Codorus Valley Company Group Term Replacement Plan (the “Plan”) dated December 1, 1998, hereby elect to become a Participant of the Plan in accordance with Section 2.2 of the Plan. Additionally, I acknowledge that I have read the Plan document and agree to be bound by its terms.

Executed this 1st day of December, 1998.

Witness	Participant

EXHIBIT B

PEOPLESBANK, A CODORUS VALLEY COMPANY
DIRECTOR GROUP TERM REPLACEMENT PLAN

LIST OF PARTICIPANTS

Participant’s Name	Insurer	Policy Number
	__________________________	________________
________________________	__________________________	________________
________________________	__________________________	________________
________________________	__________________________	________________
________________________	__________________________	________________
________________________	__________________________	________________
________________________	__________________________	________________
________________________	__________________________	________________
________________________	__________________________	________________
________________________	__________________________	________________
________________________	__________________________	________________
________________________	__________________________	________________
________________________	__________________________	________________
________________________	__________________________	________________
________________________	________________________	________________